Exhibit 99.1

CORPORATE HEADQUARTERS

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

866.655.3600

behringerharvard.com

INVESTOR INFORMATION
For additional information about

Behringer Harvard and its real estate programs,

please contact us at 866.655.3650.

Commentary & Highlights

Market Conditions

•        Three of the Fund’s five investments are located in the Dallas area. The Dallas/Fort Worth metropolitan area reported the largest year-over-year non-farm employment increase in the nation with 68,000 additional jobs for the 12-month period ending July 2008. While the national unemployment rate for July 2008 was 6 percent, the Dallas/Fort Worth—Plano area experienced a rise of 2.5 percent in employment, reported the United States Bureau of Statistics.

Fund

•

The Fund’s five-property portfolio maintained a strong overall occupancy of 93.6 percent for its 236,000 square feet of space, as of June 30, 2008. We reported in the first quarter of 2008 that two tenants vacated their space at Parkway Vista upon the expiration of their leases. We continue to actively pursue tenants for 33,500 rentable square feet of Parkway Vista, which is 55 percent occupied, with 15,000 square feet currently available for lease.

•

Leasing activity in most sectors of the north Dallas market remain strong. Based on the historical leasing trends, current market conditions, and the leasing activity we have experienced over the past 45 to 60 days, the occupancy rate at Parkway Vista is anticipated to stabilize to 90 percent by mid-year 2009.

•	Investors continue to receive distributions at a 6 percent annualized rate, based upon a $10 per unit purchase price.

Financial Statements

•        Rental revenue was $969,000 during the second quarter of 2008, as compared to $985,000 during the second quarter of 2007. The decrease was primarily attributed to the expiration of two leases at Parkway Vista during first quarter of 2008, and was partially offset by higher billings of common area maintenance to tenants. We anticipate that rental revenue will remain flat until we have re-tenanted the vacancies at Parkway Vista.

•        Net operating income (NOI) during the second quarter of 2008 was $491,000, as compared to $587,000 for the second quarter of 2007.

•        The second quarter ended with a net loss of $1,000, as compared to a net income of $92,000 during the same quarter the previous year as a result of the following factors:

•        Non-recurring operating expenses increased by $64,000 quarter over quarter of which $53,000 is anticipated to be recovered in late 2008. This increased property operating expense resulted from non-recurring repairs and maintenance expenses incurred at Tucson Way. For the remainder of 2008, management expects property operating expenses to remain consistent with the prior year.

•        A decline of $53,000 in interest income was primarily due to lower interest rates earned on monies that were held in an escrow account from the sale of the Northpoint property.

•        A decrease in rental revenues was the result of lower occupancy due to the expiration of leases for two tenants at Parkway Vista.

•        During the second quarter 2008, depreciation and amortization was $356,000, as compared to $392,000 for the second quarter 2007. The net loss reflected in the Fund is not a cash net loss but was calculated after depreciation and amortization.

Some numbers have been rounded for presentation purposes.

Consolidated Statements of Operations

	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
(in thousands, except per unit amounts)	Jun. 30, 2008	Jun. 30, 2007	Jun. 30, 2008	Jun. 30, 2007

Rental revenue	$969	$985	$1,912	$2,061

Expenses

Property operating expenses	246	182	416	347

Real estate taxes	194	177	386	394

Property and asset management fees	73	73	139	144

General and administrative	135	156	289	248

Depreciation and amortization	356	392	745	785

Total expenses	1,004	980	1,975	1,918

Interest income	38	91	96	185

Income from continuing operations before income taxes	3	96	33	328

Provision for income taxes	4	7	7	7

Income (loss) from continuing operations	(1)	89	26	321

Income from discontinued operations	-	3	-	5

Net income (loss)	$(1)	$92	$26	$326

Allocation of net income (loss):

Net income allocated to general partners	$-	$-	$-	$-

Net income (loss) allocated to limited partners	$(1)	$92	$26	$326

Weighted average number of limited partnership units outstanding	4,298	4,309	4,304	4,309

Net income per limited partnership unit – basic and diluted

Income from continuing operations	$-	$0.02	$0.01	$0.07

Income from discontinuing operations	-	-	-	-

Basic and diluted net income per limited partnership unit	$-	$0.02	$0.01	$0.07

Net Operating Income (NOI)

(in thousands)	3 mos. ended Jun. 30, 2008	3 mos. ended Jun. 30, 2007	6 mos. ended Jun. 30, 2008	6 mos. ended Jun. 30, 2007

Rental revenue	$969	$985	$1,912	$2,061

Operating expenses

Property operating expenses	246	182	416	347

Real estate taxes	194	177	386	394

Property and asset management fees	73	73	139	144

Less: Asset management fees	(35)	(34)	(66)	(69)

Total operating expenses	478	398	875	816

Net operating income(1)	$491	$587	$1,037	$1,245

Reconciliation of NOI to Net Income

Net operating income(1)	$491	$587	$1,037	$1,245

Less: General & administrative	(135)	(156)	(289)	(248)

Depreciation & amortization	(356)	(392)	(745)	(785)

Asset management fees	(35)	(34)	(66)	(69)

Provision for income taxes	(4)	(7)	(7)	(7)

Add: Interest income	38	91	96	185

Income from discontinued operations	-	3	-	5

Net income (loss)	$(1)	$92	$26	$326

Consolidated Balance Sheets

(in thousands, except unit amounts)	Jun. 30, 2008	Dec. 31, 2007

Assets

Real estate

Land	$5,682	$5,682

Buildings, net	15,508	15,873

Total real estate	21,190	21,555

Cash and cash equivalents	6,815	7,614

Accounts receivable, net	286	367

Receivables from related parties	60	-

Prepaid expenses and other assets	16	44

Lease intangibles, net	2,998	3,412

Total assets	$31,365	$32,992

Liabilities and partners’ capital

Liabilities

Accounts payable	$77	$5

Payables to related parties	41	25

Acquired below-market leases, net	167	210

Distributions payable	211	220

Accrued liabilities	1,089	1,147

Total liabilities	1,585	1,607

Commitments and contingencies

Partners’ capital

Limited partners, 44,000,000 units authorized; 4,275,187 units and 4,309,444 units issued and outstanding at June 30, 2008 and December 31, 2007, respectively	29,779	31,384

General partners	1	1

Total partners’ capital	29,780	31,385

Total liabilities and partners’ capital	$31,365	$32,992

Consolidated Statements of Cash Flows

(in thousands)	6 mos. ended Jun. 30, 2008	6 mos. ended Jun. 30, 2007

Cash flows from operating activities

Net income	$26	$326

Adjustments to reconcile net income to net cash flows provided by operating activities:

Depreciation and amortization	734	773

Change in accounts receivable	84	(57)

Change in prepaid expenses and other assets	28	5

Change in accounts payable	71	108

Change in accrued liabilities	(400)	(783)

Changes in receivables and payables to affiliates	(44)	(18)

Addition of lease intangibles	(1)	-

Cash provided by operating activities	498	354

Cash flows used in investing activities

Additions of property and equipment	-	(3)

Cash flows used in financing activities

Distributions	(1,297)	(1,290)

Net change in cash and cash equivalents	(799)	(939)

Cash and cash equivalents at beginning of period	7,614	2,643

Cash and cash equivalents at end of period	$6,815	$1,704

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of June 30, 2008, and December 31, 2007, our unaudited, consolidated results of operations as of June 30, 2008 and June 30, 2007 and cash flows for the period ended June 30, 2008. A copy of the Partnership’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, or by visiting behringerharvard.com, or by written request to the Partnership at its corporate headquarters.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Mid-Term Value Enhancement Fund I LP (which may be referred to as the “Fund,” the “Partnership,” “we,” “us,” or “our”) and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

These forward-looking statements are subject to various risks and uncertainties, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event or otherwise.

1 Net operating income (NOI), a non-GAAP financial measure, is defined as net income, computed in accordance with GAAP, generated from properties before interest expense, asset management fees, interest income, general and administrative expenses, depreciation, amortization, income taxes, and the sale of assets. Management believes that NOI provides an accurate measure of the Partnership’s operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net income has been provided.

15601 Dallas Parkway, Suite 600 Addison, TX 75001 866.655.3600 Date Published 10/08 • IN • 401702	FIRST-CLASS MAIL US POSTAGE PAID ADDISON, TX PERMIT NO. 36
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